EXHIBIT 5






                                February 27, 1997





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                  Re:   Comprehensive Environmental Systems, Inc.
                        Registration Statement on Form S-8
                        1997 Stock Grant and Option Plan
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Dear Sirs:

          As counsel to Comprehensive Environmental Systems, Inc., a Delaware corporation (the "Company"), we have been requested to render this opinion for filing as Exhibit 5 to the Company's Registration Statement on Form S-8 (the "Registration Statement"). Each term used herein that is defined in the Registration Statement and not otherwise defined herein, shall have the meaning specified in the Registration Statement.

          The Registration Statement covers 500,000 shares of the Registrant's Common Stock, par value $.0001 per share, which are issuable as stock grants ("Stock Grants") or upon the exercise of options ("Stock Options") granted pursuant to the Company's 1997 Stock Grant and Option Plan.

          We have examined the originals or photocopies or certified copies of such records of the Company, certificates of officers of the Company and other documents as we have deemed necessary or appropriate for the purpose of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

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          Based  on  our   examination   mentioned   above,   and   such   other
investigations as we have deemed necessary, we are of the opinion that the shares of Common Stock which are issuable as Stock Grants or upon exercise of Stock Options will be, when issued and paid for in the manner contemplated by such Stock Grants or Stock Options, legally and validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.



                                    Very truly yours,

                                    Fischbein Badillo Wagner Harding


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